Exhibit 99.1

Easton-Bell Sports, Inc. Reports 2011 Financial Results and Announces Earnings Call

Easton-Bell Sports Reports Sales, Gross Margin and EBITDA Growth during Fourth Quarter 2011

VAN NUYS, Calif.--(BUSINESS WIRE)--March 6, 2012--Easton-Bell Sports, Inc. (the “Company”), a leading designer, developer and marketer of branded sports equipment, protective products and related accessories, will discuss its financial results for the fourth quarter and fiscal year ended December 31, 2011 on a conference call to be held on Tuesday, March 6, 2012, beginning at 2:00 p.m. Eastern Time.

Results for the Fourth Quarter and Fiscal Year 2011

The Company had net sales of $207.1 million for the fourth quarter of 2011, an increase of 16.9% as compared to $177.1 million of net sales for the fourth quarter of 2010, gross margin increased by 180 bps to 35.2% from 33.4%, and Adjusted EBITDA increased by $6.0 million or 31.9%.

The Company had net sales of $834.9 million for fiscal 2011, an increase of 8.0% as compared to $772.8 million of net sales for fiscal 2010. For the year, gross margin remained at 34.0%, and Adjusted EBITDA increased by $3.0 million or 3.1% to $98.2 million.

“We continue to perform as planned and meet our sales, investment and earnings goals,” said President and CEO Paul Harrington. “Our product innovations are contributing to sequential improvement in our business and are helping us build momentum for the future. I am proud of the dedication our team continues to show in driving our business forward.”

Team Sports net sales increased $24.2 million, or 25.3% for the fourth quarter of 2011, as compared to the fourth quarter of 2010 driven by market share gains with Riddell football helmets, growth in reconditioning services and increased sales of Easton baseball and softball bats, partially due to shifting product launches for baseball and softball bats to the back half of this year versus the first half last year to better coincide with the retail selling season. For fiscal 2011, Team Sports net sales increased $45.5 million or 10.7% as compared to fiscal 2010, or a 10.2% increase on a constant currency basis.

Action Sports net sales increased $5.8 million, or 7.1% for the fourth quarter of 2011, as compared to the fourth quarter of 2010 from increased sales of cycling helmets and accessories, sales of Giro cycling shoes which were introduced earlier in the year and increased sales of power sports helmets driven by new product launches. For fiscal 2011, Action Sports net sales increased $16.6 million, or 4.8% as compared to fiscal 2010, or a 4.2% increase on a constant currency basis.

The 180 bps of margin improvement in the fourth quarter of 2011 related primarily to the strong sales growth in football helmets, baseball and softball bats and cycling helmets. For fiscal 2011, the margin improvement from strong product launches and sales growth in higher-margin products was offset by the negative impact on snow helmet sales from overall softness in the global market and close-out sales of ice hockey equipment.

The Company’s operating expenses increased $7.7 million or 16.2% during the fourth quarter of 2011 and were 26.4% of net sales, as compared to 26.5% of net sales for the fourth quarter of 2010. For fiscal 2011, operating expenses increased $20.0 million or 10.4% and were 25.3% of net sales as compared to 24.8% for fiscal 2010. The increase for both the fourth quarter and full year related to planned investments in product development and brand marketing initiatives, higher variable selling expenses associated with the sales growth, and increased legal costs.

The Company’s Adjusted EBITDA was $24.8 million for the fourth quarter of 2011, an increase of $6.0 million or 31.9% as compared to the fourth quarter of 2010. For fiscal 2011, Adjusted EBITDA was $98.2 million, an increase of $3.0 million, or 3.1%, as compared to Adjusted EBITDA for fiscal 2010. A detailed reconciliation of Adjusted EBITDA to net income, which the Company considers to be the most closely comparable GAAP financial measure, is included in the section entitled “Reconciliation of Non-GAAP Financial Measures,” which appears at the end of this press release.

Balance Sheet Items

Net debt totaled $359.2 million (total debt of $388.7 million less cash of $29.5 million) as of December 31, 2011, a decrease of $1.9 million compared to the net debt amount as of January 1, 2011. Working capital as of December 31, 2011 was $265.9 million as compared to $242.6 million as of January 1, 2011. The increase in working capital primarily results from the increase in accounts receivable and inventory to support the sales growth, partially offset by the increase in accounts payable related to timing of payments.

The Company had substantial borrowing capacity and liquidity as of December 31, 2011, with $190.9 million of additional borrowing availability under the revolving credit facility and liquidity of $220.4 million when including $29.5 million of cash.

Easton-Bell Sports, Inc.

Easton-Bell Sports, Inc. is a leading designer, developer and marketer of branded sports equipment, protective products and related accessories. The Company markets and licenses products under such well-known brands as Easton, Bell, Giro, Riddell and Blackburn. The Company’s products incorporate leading technology and designs and are used by professional athletes and enthusiasts alike. Headquartered in Van Nuys, California, the Company has twenty-nine facilities worldwide. More information is available at www.eastonbellsports.com.

“Safe Harbor” Statement under Private Securities Litigation Reform Act of 1995

This press release may include forward-looking statements that reflect the Company’s current views about future events and financial performance. All statements other than statements of historical facts included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events are forward-looking statements.

Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, the Company does not know whether its expectations will prove correct. They can be affected by inaccurate assumptions that the Company might make or by known or unknown risks and uncertainties including: (i) the level of competition in the sporting goods industry; (ii) legal and regulatory requirements, including changes in the laws that relate to use of the Company’s products and changes in product performance standards maintained by athletic governing bodies; (iii) the success of new products; (iv) whether the Company can successfully market its products, including use of its products by high profile athletes; (v) the Company’s dependence on and relationships with its major customers; (vi) fluctuations in costs of raw materials; (vii) risks associated with using foreign suppliers including increased transportation costs, potential supply chain disruption and foreign currency exchange rate fluctuations; (viii) the Company’s labor relations; (ix) departure of key personnel; (x) failure to protect the Company’s intellectual property or guard against infringement of the intellectual property rights of others; (xi) product liability claims; (xii) the timing, cost and success of opening or closing manufacturing facilities; (xiii) the Company’s level of indebtedness; (xiv) interest rate risks; (xv) the ability to successfully complete and integrate acquisitions and realize expected synergies; (xvi) an increase in return rates; (xvii) negative publicity about the Company’s products or the athletes that use them; (xviii) the seasonal nature of the Company’s business; (xix) failure to maintain an effective system of internal controls and (xx) other risks outlined under “Risk Factors” in the Company’s 2010 Annual Report on Form 10-K.

These forward-looking statements are expressed in good faith and the Company believes there is a reasonable basis for them. However, there can be no assurance that the events, results or trends identified in these forward-looking statements will occur or be achieved. Investors should not place undue reliance on any of the Company’s forward-looking statements because they are subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from the Company’s expectations. The forward-looking statements in this press release speak only as of the date of this release and, except as required by law, the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

EASTON-BELL SPORTS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,	January 1,
	2011	2011
	(Amounts in thousands,
	except share and per
	share amounts)

ASSETS
Current assets:
Cash and cash equivalents	$29,505	$24,024
Accounts receivable, net	250,183	216,166
Inventories, net	145,815	141,093
Prepaid expenses	6,942	7,080
Deferred taxes, net	17,798	16,254
Other current assets	9,645	8,483
Total current assets	459,888	413,100
Property, plant and equipment, net	54,329	49,736
Deferred financing fees, net	12,622	14,248
Intangible assets, net	270,458	279,047
Goodwill	208,697	206,928
Other assets	1,617	1,495
Total assets	$1,007,611	$964,554

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Revolving credit facility	$42,000	$38,893
Current portion of capital lease obligations	26	24
Accounts payable	88,689	73,148
Accrued expenses	63,291	58,452
Total current liabilities	194,006	170,517
Long-term debt, less current portion	346,670	346,168
Capital lease obligations, less current portion	52	78
Deferred taxes	58,928	49,379
Other noncurrent liabilities	18,330	20,774
Total liabilities	617,986	586,916
Stockholder’s equity:
Common stock: $0.01 par value, 100 shares authorized, 100 shares issued and outstanding at December 31, 2011 and January 1, 2011	—	—
Additional paid-in capital	363,730	360,223
Retained earnings	25,429	15,401
Accumulated other comprehensive income	466	2,014
Total stockholder’s equity	389,625	377,638
Total liabilities and stockholder’s equity	$1,007,611	$964,554

EASTON-BELL SPORTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(Unaudited)

	Fiscal Year Ended	Fiscal Year Ended	Fiscal Year Ended
	December 31,	January 1,	January 2,
	2011	2011	2010
	(Amounts in thousands)
Net sales	$834,910	$772,843	$716,330
Cost of sales	551,409	510,446	482,428
Gross profit	283,501	262,397	233,902
Selling, general and administrative expenses	211,292	191,303	175,038
Amortization of intangibles	9,612	11,765	13,406
Income from operations	62,597	59,329	45,458
Interest expense, net	42,872	44,568	44,910
Income before income taxes	19,725	14,761	548
Income tax expense	9,697	6,635	4,646
Net income (loss)	10,028	8,126	(4,098)
Other comprehensive income:
Foreign currency translation adjustment	(1,548)	2,240	5,320
Comprehensive income	$8,480	$10,366	$1,222

Reconciliation of Non-GAAP Financial Measures

This press release contains a financial measure called Adjusted EBITDA, which is not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). In this press release we have presented Adjusted EBITDA on an actual basis for the fiscal years ended December 31, 2011 and January 1, 2011.

We believe Adjusted EBITDA is a useful supplemental measure in evaluating the performance of our operating businesses and provides greater transparency into our consolidated and combined results of operations. Adjusted EBITDA is used by our management to perform such evaluation and in measuring compliance with debt covenants relating to certain of our borrowing arrangements. Adjusted EBITDA should not be considered in isolation or as a substitute for net income or other income statement data prepared in accordance with GAAP. We believe Adjusted EBITDA facilitates company-to-company operating performance comparisons by excluding potential differences caused by variations in capital structures (affecting net interest expense), taxation and the age and book depreciation of facilities (affecting relative depreciation expense), which may vary for different companies for reasons unrelated to operating performance. We also believe that Adjusted EBITDA is frequently used by securities analysts, investors and other interested parties in their evaluation of companies, many of which present an Adjusted EBITDA measure when reporting their results. In addition, we believe that our presentation of Adjusted EBITDA provides investors with helpful information about the calculation of some of the financial covenants that are contained in our Senior Secured Credit Facilities.

Adjusted EBITDA has limitations as an analytical tool and you should not consider it in isolation or as a substitute for analyzing our results as reported under GAAP. Some of these limitations are as follows:

  Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
  Adjusted EBITDA does not reflect our interest expense, or the cash requirements necessary to service interest or principal payments, on our debt;
  Adjusted EBITDA does not reflect our income tax expense or the cash requirements to pay our taxes;
  Adjusted EBITDA does not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;
  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements; and
  other companies in our industry may calculate Adjusted EBITDA differently so it may not be comparable.

To compensate for these limitations, however, we rely primarily on our GAAP results and use Adjusted EBITDA only as supplemental information.

The calculation of Adjusted EBITDA and a reconciliation of that measure to net income, the most comparable GAAP measure, for the fiscal years ended December 31, 2011 and January 1, 2011 are set forth below (amounts in thousands):

	2011	2010

Net income for the fiscal year	$10,028	$8,126

Interest expense, net	42,872	44,568
Provision for taxes based on income	9,697	6,635
Depreciation expense	19,230	17,108
Amortization expense	9,612	11,765
Non-cash equity compensation expense	3,507	3,435
Other allowable adjustments under the Company's Senior Secured Credit Facilities (1)	3,281	3,602
Adjusted EBITDA, as reported pursuant to the Company's Senior Secured Credit Facilities for the fiscal year	$98,227	$95,239
(1)	Represents actual expenses permitted to be excluded pursuant to the Company's Senior Secured Credit Facilities. Such amount represents: (i) charges related to the issuance of capital stock or debt, (ii) unrealized (gains)/losses relating to hedging activities, (iii) expenses paid in connection with employee severance, retention, relocation and contract termination, consolidation of facilities and other non-recurring expenses and charges and (iv) expense reimbursements to our financial sponsors

Conference Call Webcast and Dial-in Information

Interested parties may listen to the conference call via webcast at: http://www.media-server.com/m/p/nh479jvw In addition, interested parties may listen directly to the call by dialing 1-800-510-0146 (within the United States and Canada) or 1-617-614-3449 (outside the United States and Canada). The pass code for the call is 16738260. A replay of the call will be available on March 7 through March 13, 2012 by dialing 1-888-286-8010 (within the United States and Canada) or 1-617-801-6888 (outside the United States and Canada). The pass code for both replay phone numbers is 31960900.

CONTACT:
Easton-Bell Sports, Inc.
Mark Tripp, 818-902-5803